Exhibit 99.2
October 1, 2010
VIA COURIER
Vantage Drilling Company
c/o Maples Corporate Services Limited
PO Box 309, Ugland House
Grand Cayman, KY1-1104, Cayman Islands
Investor Relations
777 Post Oak Boulevard, Suite 800
Houston, Texas 77056
Attention: Christopher G. DeClaire, The Secretary
Re:	Notice of Director Nominations for the Extraordinary General Meeting in Lieu of the 2010 Annual General Meeting of Vantage Drilling Company
Dear Mr. DeClaire:
Enclosed is a Notice of Director Nominations (the “Notice”) for the Extraordinary General Meeting in Lieu of the 2010 Annual General Meeting of Vantage Drilling Company, together with a copy of Amendment No. 2 to our Schedule 13D, which is being filed with the United States Securities and Exchange Commission (“SEC”). Jasper Investments Limited is a publicly-traded company with shares listed on the Singapore Stock Exchange. Our corporate website (www.jasperinvests.com) contains extensive information about us and our business and financial position.
The Notice sets forth our intention to nominate Jeffrey Saile and Geoffrey Yeoh for election to the Board of Directors of the Company at the Extraordinary General Meeting. Each nominee has agreed to be nominated and to serve on the Board of Directors if elected.
We have decided to put forth these nominations in light of our significant investment in the ordinary shares of the Company, which according to your SEC filings makes us your second largest shareholder. These nominees are individuals of integrity with extensive industry and business experience who are committed to enhancing the Company’s value and furthering the long-term interests of the Company, which will be of benefit to all shareholders and other stakeholders. Moreover, we believe that your Board of Directors will conclude that both nominees qualify as independent directors for purposes of the NYSE/AMEX corporate governance rules and as audit committee financial experts for purposes of SEC regulations. As such, we believe that both nominees meet the criteria set forth in the Company’s Revised Preliminary Proxy Statement (filed with the SEC on September 24, 2010) that is used by your Nominating and Corporate Governance Committee in evaluating director nominees.

Thank you for your attention to this letter and the enclosed Notice. Please let us know if you need any further information concerning our nominees.

Very truly yours, JASPER INVESTMENTS LIMITED
By:	/s/ Geoffrey Yeoh
Geoffrey Yeoh
Executive Director

October 1, 2010
Vantage Drilling Company
c/o Maples Corporate Services Limited
PO Box 309, Ugland House
Grand Cayman, KY1-1104, Cayman Islands
Investor Relations
777 Post Oak Boulevard, Suite 800
Houston, Texas 77056
Attention: Christopher G. DeClaire, The Secretary
Re:	Notice of Director Nominations for the Extraordinary General Meeting in Lieu of the 2010 Annual General Meeting of Vantage Drilling Company
Dear Mr. DeClaire:
Jasper Investments Limited (“Jasper”) is hereby submitting this notice (the “Notice”) to Vantage Drilling Company (the “Company”) in accordance with the requirements of the Company’s Amended and Restated Memorandum and Articles of Association and the notice requirements set forth in the Company’s 2009 Annual General Meeting proxy statement as previously filed with the U.S. Securities and Exchange Commission (the “SEC”). Jasper’s business address is 1 HarbourFront Avenue, #14-01 Keppel Bay Tower, Singapore 098632.
As you are aware from Jasper’s previous Schedule 13D filings with the SEC, Jasper is a significant shareholder in the Company. Currently, Jasper is the beneficial owner of 26,700,000 ordinary shares, $0.001 par value per share, of the Company (the “Ordinary Shares”), representing approximately 9.2% of the outstanding Ordinary Shares. The record holders of the Ordinary Shares beneficially owned by Jasper are nominees of The Depository Trust Company (“DTC”) and/or Jasper’s brokers, Jefferies & Company, Inc., Pareto Securities and UOB Kay Hian Pte Ltd. The Ordinary Shares with respect to which DTC is the record holder are held by DTC on behalf of Jasper’s brokers, each of whom is a participant in the DTC system. Jasper will obtain the appropriate proxies in order to present the director nominations at the Extraordinary General Meeting in Lieu of the 2010 Annual General Meeting of the Company (the “Meeting”) contemplated by this Notice.
Jasper hereby notifies the Company of its nomination of Jeffrey Saile and Geoffrey Yeoh (the “Nominees”) for election to the Board of Directors of the Company (the “Board”) at the Meeting. Jasper believes the Nominees are appropriate candidates for election to the Board, and each Nominee has consented to being nominated by Jasper for election to the Board and to serving on the Board if elected at the Meeting.

Jasper hereby advises you that certain information relating to each of the Nominees of the type and nature required to be included in proxy statements by the SEC under its proxy rules is set forth herein and in Annexes A and B of this Notice. Please note, however, that Jasper currently intends to limit its solicitations in favor of the Nominees to ten or fewer shareholders of the Company and thus will not be filing proxy materials with the SEC. Jasper will bear the cost of all such solicitations.
Except as set forth herein or in either of such Annexes, to the best of Jasper’s knowledge (i) neither Nominee nor any of his associates owns any securities of the Company or any parent or subsidiary of the Company, directly or indirectly, beneficially or of record, or has purchased or sold any securities of the Company within the past two years; (ii) neither Nominee nor any of his associates or any member of his immediate family has any arrangement or understanding with any person (a) with respect to any future employment by the Company or any of its affiliates or (b) with respect to future transactions to which the Company or any of its affiliates will or may be a party, or any material interest, direct or indirect, in any transaction, or series of similar transactions, that has occurred since January 1, 2010 or any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is a party and in which the amount involved exceeds $120,000; (iii) neither Nominee is, or was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies; (iv) neither Nominee nor any of his associates has any arrangement or understanding with any person pursuant to which he or she was or is to be selected as a director, nominee or officer of the Company; and (v) during the last five years, neither Nominee has, to the best of the knowledge of Jasper Investments Limited, (a) been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject, to U.S. federal or state securities laws or finding any violation with respect to such laws. Matters disclosed in any part of this Notice, including the Annexes, should be deemed disclosed for all purposes of this Notice. The written consent of each Nominee to being nominated by Jasper for election to the Board and to serving as a director of the Company if elected at the Meeting is included in the attachment to each Annex to this Notice.
The only arrangement or understanding between Jasper and each Nominee or any other person with respect to the nominations contained in this Notice, the election of each Nominee as a director and actions to be proposed or taken by either Nominee if elected as a director is that each Nominee has agreed with Jasper to being nominated for election to the Board and to serving as a director of the Company if elected at the Meeting.

Thank you for your attention to the foregoing.

Sincerely yours, JASPER INVESTMENTS LIMITED
By:	/s/ Geoffrey Yeoh
Geoffrey Yeoh
Executive Director

Enclosures: Annexes A-B

ANNEX A

Name:	Geoffrey Yeoh (the "Nominee")
Age:	54
Business address:	1 HarbourFront Avenue
#14-01 Keppel Bay Tower
Singapore 098632
Residence address:	1 HarbourFront Avenue
#14-01 Keppel Bay Tower
Singapore 098632
Set forth below is a brief description of the Nominee’s business experience during the past five years, including the Nominee’s principal occupations and employment during the past five years; the name and principal business of any corporation or other organization in which such occupations and employment were carried on and the Nominee’s current principal occupation or employment.

2005-Present:	Executive Director Jasper Investments Limited Singapore (Investment holding company that principally invests in the offshore oil and gas drilling and services sector)
The Nominee brings with him extensive experience in the banking and financial sectors. Prior to joining Jasper Investments Limited, the Nominee worked in major financial institutions in the areas of Corporate Finance, Debt Markets and Corporate Banking with assignments in Singapore, New York, Hong Kong and Jakarta.
None of the entities listed above is a parent, subsidiary or other affiliate of Vantage Drilling Company. The Nominee does not hold any positions or offices with Vantage Drilling Company.
The Nominee currently is a director of the following companies that have a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or that are subject to the requirements of Section 15(d) of such Act or that are registered as an investment company under the Investment Company Act of 1940:
None
However, the Nominee serves as a director of Jasper Investments Limited, whose shares are listed for trading on the Singapore Stock Exchange. Additionally, the Nominee is a director (and serves on the audit committee) of each of Global Testing Corporation Limited and ASJ Holdings Limited, both of whose shares are listed for trading on the Singapore Stock Exchange. The Nominee is a Fellow of the Association of Chartered Certified Accountants, UK.

Set forth below are the number of shares of capital stock of Vantage Drilling Company beneficially owned by the Nominee within the meaning of SEC Rule 13d-1 and earliest date of acquisition of such capital stock:
None

CONSENT OF NOMINEE
The undersigned hereby consents to being named as a nominee for election as a director of the Company at the Extraordinary General Meeting (the “Meeting”) in Lieu of the 2010 Annual General Meeting of Vantage Drilling Company (the “Company”) in any materials submitted by on or behalf of the undersigned to the Company or filed by on or behalf of the undersigned or the Company with the U.S. Securities and Exchange Commission, and further consents to serve as a director of the Company if elected at the Meeting.
Dated: October 1, 2010

/s/ Geoffrey Yeoh
Geoffrey Yeoh

ANNEX B

Name:	Phillip Jeffrey Saile (the "Nominee")
Age:	58
Business address:	3640 University Boulevard
Dallas, Texas 75205
Residence address:	3640 University Boulevard
Dallas, Texas 75205
Set forth below is a brief description of the Nominee’s business experience during the past five years, including the Nominee’s principal occupations and employment during the past five years; the name and principal business of any corporation or other organization in which such occupations and employment were carried on and the Nominee’s current principal occupation or employment.

2005-2009:	Senior Vice President of Operations ENSCO International Dallas, Texas (Offshore drilling contractor)
2002-2005:	President and Chief Operating Officer ENSCO International Bermuda (Offshore drilling contractor)
The Nominee has been an active participant in the offshore drilling industry for more than 35 years, with responsibilities in the Middle East, Europe, West Africa, Singapore and North and South America. He is a founding member of ENSCO and during his 22-year career at ENSCO held many other senior executive positions and was involved in multiple acquisitions that were responsible for the firm’s dramatic growth.
The corporations listed above are not a parent, subsidiary or other affiliate of Vantage Drilling Company. The Nominee does not hold any positions or offices with Vantage Drilling Company.
The Nominee currently is a director of the following companies that have a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or that are subject to the requirements of Section 15(d) of such Act or that are registered as an investment company under the Investment Company Act of 1940:
None
However, the Nominee serves as a director of Jasper Investments Limited, whose shares are listed for trading on the Singapore Stock Exchange.

Set forth below are the number of shares of capital stock of Vantage Drilling Company beneficially owned by the Nominee within the meaning of SEC Rule 13d-1 and earliest date of acquisition of such capital stock.
None

CONSENT OF NOMINEE
The undersigned hereby consents to being named as a nominee for election as a director of the Company at the Extraordinary General Meeting (the “Meeting”) in Lieu of the 2010 Annual General Meeting of Vantage Drilling Company (the “Company”) in any materials submitted by on or behalf of the undersigned to the Company or filed by on or behalf of the undersigned or the Company with the U.S. Securities and Exchange Commission, and further consents to serve as a director of the Company if elected at the Meeting.
Dated: October 1, 2010

/s/ Jeffrey Saile
Jeffrey Saile